UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 9, 2020
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)

1521 Concord Pike Place (US 202), Suite 301 Wilmington, DE 19803 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 9, 2020, the Board of Directors of Support.com, Inc. (the “Company”) appointed Caroline Rook as Chief Financial Officer. Ms. Rook commenced employment with the Company on October 12, 2020.

Ms. Rook, age 62, has served since 2013 as an independent financial consultant. Prior to that, Ms. Rook served from 2010-2013 as the Chief Financial Officer of 24/7 Card, a startup serving the underbanked in the US. In addition, she previously served from 2009-2010 as the Chief Financial Officer of Trident University, a private for-profit institution, and from 2002-2009 as the Chief Financial Officer of PeopleSupport, a business process outsourcing company. From 1992 to 2002, Mrs. Rook held various positions with Acxiom Corporation and Sterling Software, Inc.

Employment Offer Letter

Base salary and Bonus. In connection with Ms. Rook’s appointment, the Company and Ms. Rook entered into an employment offer letter.  The offer letter provides for an annual salary of $250,000, subject to periodic review and adjustment by the Company.  Ms. Rook will be eligible to participate in the Company’s annual executive incentive plan with a bonus potential of thirty percent (30%) of her annual base salary.

New hire equity grant. Ms. Rook will also receive stock options to purchase 100,000 shares of the Company’s common stock upon her commencement of employment, which options will vest in equal monthly installments over a period of forty-eight months, subject to the other terms of the option agreement.

Severance terms. Ms. Rook’s employment with the Company can be terminated at any time for any reason by the Company or Ms. Rook.  However, if Ms. Rook’s employment is terminated without cause or she resigns with good reason, upon the execution of the Company’s standard release agreement she will be entitled to receive three months of her then-current annual base salary, payable in a lump sum upon the first regular pay period that is more than twenty eight (28) days after the termination of her employment.

Other Benefits. Ms. Rook will be eligible to participate in the benefit programs generally available to employees of the Company. Ms. Rook will also enter into the Company’s standard indemnification agreement for officers and directors, a copy of which is on file with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The foregoing description of Ms. Rook’s offer letter is qualified in its entirety by reference to the full text of the offer letter, which is incorporated herein and attached hereto as Exhibit 10.1.

A copy of the press release announcing Ms. Rook’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Offer letter between Caroline Rook and Support.com, Inc., dated October 5, 2020.
99.1 Press Release dated October 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPPORT.COM, INC.

Date: October 13, 2020	By:	/s/ Lance Rosenzweig
	Name:	Lance Rosenzweig
	Title:	President and Chief Executive Officer